SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                     ---------------------------------------

                                   FORM 8-K/A


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                          Date of Report: May 13, 1999
                                          ------------


                         MARKETING SERVICES GROUP, INC.
                         ------------------------------
               (Exact name of Registrant as specified in charter)


         Nevada                     0-16730               88-0085608
-------------------------------------------------------------------------------
     (State or other              (Commission          (I.R.S. Employer
     jurisdiction of               File No.)          Identification No.)
     incorporation)



                               333 Seventh Avenue
                            New York, New York 10001
                            ------------------------
                    (Address of Principal Executive Offices)


                                  212/594-7688
                                  ------------
              (Registrant's telephone number, including area code)

Item 2.  Acquisition or Disposition of Assets
---------------------------------------------

On May 13, 1999, Marketing Services Group, Inc. ("MSGI") completed an acquisition agreement with CMGI, Inc. (the "Seller") to acquire all of the outstanding capital stock (the "Shares") of its wholly-owned subsidiary, CMG Direct Corporation, including its business unit known as PermissionPlus. In consideration of the purchase of the Shares and other transactions in the Agreement, the Seller received the aggregate sum of $14,000,000 in cash subject to certain purchase price adjustments and an aggregate of 2,321,084 restricted shares of common stock of MSGI, par value $.01 per share.

CMG Direct provides database services to the direct marketing and internet industries. PermissionPlus, a Web application, enables companies to automate Web site customer acquisition and increase customer lifetime value. It combines the power of market research, database management, e-mail service bureau, campaign management tool, Web site navigation system and a real-time response tracking and analysis system into one integrated internet application.

Item 5.  Other Events
---------------------

In connection with the acquisition, the Company borrowed $10,000,000 from General Electric Capital Corporation with an interest rate of 12% per annum due November 17, 1999. In addition, the General Electric Capital Corporation purchase agreement for redeemable convertible preferred stock was amended and a new warrant was issued. Pursuant to the new warrant, if the Company completes a Qualified Secondary Offering, as defined in the agreement, the original warrant to purchase 200,000 shares of MSGI's common stock at $.01 per share is replaced with a warrant to purchase 300,000 shares of common stock at one-third of the price per share of the secondary offering.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
---------------------------------------------------------------------------

(a) Financial Statements of Businesses Acquired (included herein):

     (i)  Independent Auditor's Report, dated July 22, 1999
     (ii) Balance Sheets as of July 31, 1998 and April 30, 1999
     (iii)Statements of Operations and Stockholders' Deficit for the Year Ended July 31, 1998 and for the nine months ended April 30, 1999
     (iv) Statement of Cash Flows for the Year Ended July 31, 1998 and the nine months ended April 30, 1999
     (v)  Notes to Financial Statements

(b) Unaudited Pro Forma Condensed  Financial  Information  (included herein)

     (i)  Pro Forma Condensed  Balance Sheet as of March 31, 1999
     (ii) Pro Forma Condensed Statement of Operations for the Year Ended
          June 30,  1998
     (iii)Pro Forma Condensed Statement of Operations for the Nine Months Ended March 31, 1999
     (iv) Notes to Pro Forma Condensed Combined Financial Statements


(c)   Exhibits included herein

     10.1 First Amendment to Preferred Stock Purchase Agreement Between General Electric Capital Corporation and Marketing Services Group, Inc.

     10.2 Promissory Note

     10.3 Warrant Agreement


(d) Exhibits previously filed May 24, 1999:

     20.1 Press Release dated May 14, 1999

    Exhibits previously filed March 24, 1999:

     2.1 Stock Purchase Agreement among Marketing Services Group, Inc., and CMGI, Inc.

     20.1 Press Release dated March 10, 1999

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    MARKETING SERVICES GROUP, INC.

Date: July 28, 1999                 By:  /s/ Cindy H. Hill
      -------------                      -------------------------
                                 Title:  Chief Financial Officer

                             CMG DIRECT CORPORATION

                              FINANCIAL STATEMENTS

                     as of April 30, 1999 and July 31, 1998
                  and for the nine months ended April 30, 1999
                        and the year ended July 31, 1998

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of CMG Direct Corporation:

In our opinion, the accompanying balance sheets and the related statements of operations and stockholders' deficit and of cash flows present fairly, in all material respects, the financial position of CMG Direct Corporation as of April 30, 1999 and July 31, 1998, and the results of operations and cash flows for the nine months ended April 30, 1999 and the year ended July 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.


                                                  /s/PricewaterhouseCoopers LLP
                                                  -----------------------------


New York, New York
July 22, 1999

                             CMG DIRECT CORPORATION

                                  BALANCE SHEET

                     as of April 30, 1999 and July 31, 1998


                                                      1999             1998
                                                      ----             ----
ASSETS
Current assets:
  Cash and cash equivalents                      $       1,944   $        1,964
  Accounts receivable, net of allowance for
  doubtful accounts of $262,764 and $155,264         2,279,063        2,612,906
  Prepaid expenses and other current assets            201,613          121,644
                                                 --------------  ---------------
      Total current assets                           2,482,620        2,736,514

Security deposits                                        6,433            1,950
Fixed assets, net                                      441,650          570,484
Organization costs, net                                183,196          293,131
Goodwill, net                                          343,974          380,361
                                                 --------------  ---------------
      Total assets                                   3,457,873        3,982,440
                                                 ==============  ===============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Due to CMGI, Inc.                                  2,379,902        1,963,690
  Accounts payable                                     702,508          420,001
  Accrued list owner royalties                       1,203,728        1,285,400
  Accrued bonuses                                      128,729          125,557
  Accrued other                                        614,240          514,398
                                                 --------------  ---------------
      Total current liabilities                      5,029,107        4,309,046
                                                 --------------  ---------------

Commitments and contingencies

Stockholders' equity:
  Preferred stock, $0.01 par; 5,000,000
    authorized; none issued
  Common stock, $0.01 par; 15,000,000
    authorized; 9,000,000 issued and
    outstanding                                        90,000           90,000
  Accumulated deficit                              (1,661,234)        (416,606)
                                                 --------------  ---------------
      Total liabilities and stockholders'
      equity                                    $   3,457,873   $    3,982,440
                                                =============   ==============


The accompanying notes are an integral part of these financial statements.

                             CMG DIRECT CORPORATION

                STATEMENT OF OPERATIONS and STOCKHOLDERS' DEFICIT

    for the nine months ended April 30, 1999 and the year ended July 31, 1998




                                               1999                1998
                                               ----                ----

Revenues                                 $     6,986,023   $       9,512,764
Costs of sales                                 4,659,629           6,485,932
                                         ---------------   -----------------

Gross profit                                   2,326,394           3,026,832
                                         ---------------   -----------------

Operating expenses:
  Research and development                       392,787                   -
  Selling, general and administrative          3,178,235           3,425,116
                                         ---------------   -----------------

      Total operating expenses                 3,571,022           3,425,116
                                         ---------------   -----------------

(Loss) from operations                        (1,244,628)           (398,284)
Other income (expense)
                                                       -             (18,322)
                                         ----------------  ------------------
Net loss                                      (1,244,628)            (416,606)
                                         ================  ==================

Accumulated Deficit - beginning of
   period                                      (416,606)                   -
                                        ----------------   -----------------
Accumulated Deficit-end of period            (1,661,234)            (416,606)
                                        ================   =================


The accompanying notes are an integral part of these financial statements.

                             CMG DIRECT CORPORATION

                             STATEMENT OF CASH FLOWS

    for the nine months ended April 30, 1999 and the year ended July 31, 1998


                                                       1999             1998
                                                       ----             ----
Cash flows from operating activities:
  Net loss                                        $ (1,244,628)    $   (416,606)
                                                  -------------    -------------
  Adjustments  to reconcile net loss to net
   cash provided by (used in) operating
   activities:
     Depreciation and amortization                      337,464         484,877
     Allowance for doubtful accounts                    107,500          18,098
     Change in assets and liabilities:
        Decrease in accounts receivable                 226,343         367,622
        (Increase) / Decrease in prepaid expenses       (79,969)          2,156
        Increase in security deposits                    (4,483)         (1,950)
        Increase (Decrease) in Due to CMGI, Inc.        416,213        (951,094)
        Increase in accounts payable                    282,507         292,212
        Decrease in accrued list owner royalties        (81,672)        (56,138)
        Increase in accrued bonuses and other           103,014         435,130
                                                   -------------     -----------

   Net cash provided by operating activities:            62,289         174,307
                                                  --------------   -------------

Cash flows from investing activities:
   Additions to property, plant and equipment           (62,309)       (172,343)
                                                  --------------   -------------

   Net cash used in investing activities:               (62,309)       (172,343)
                                                  --------------   -------------

Net (decrease) increase in cash and cash
equivalents                                                 (20)          1,964
Cash and cash equivalents, beginning of period            1,964               -
                                                  --------------   -------------

Cash and cash equivalents, end of period          $       1,944    $      1,964
                                                  ==============   =============


The accompanying notes are an integral part of these financial statements.

                             CMG DIRECT CORPORATION

                          NOTES TO FINANCIAL STATEMENTS


1. Description of Business:

     CMG Direct Corporation ("CMGD" or the "Company"), a wholly-owned subsidiary of CMGI, Inc. ("CMGI"), is primarily engaged in database marketing and management services, analytical services and providing targeted mailing lists in both traditional and internet environments.

     CMGD, a Subchapter C-Corporation, was incorporated on June 2, 1997 and began commercial operations on August 1, 1997. Certain assets and liabilities specifically related to CMGD were contributed by CMGI as of the date of incorporation.



2. Transaction with CMGI:

     CMGD relies on CMGI for certain services, including treasury, cash management, employee benefits, human resources, taxes, risk management, and general corporate services. Although certain assets, liabilities and expenses related to services have been allocated to CMGD, the financial position, results of operations and cash flows presented in the accompanying financial statements may not have been the same as those that would have occurred had CMGD been an independent entity. The following describes the significant related party transactions:

     Allocation of Selling, General and Administrative Expenses

     CMGD has been allocated a portion of costs of CMGI's central support functions. These costs include tax, computer and telecommunication support, treasury, risk management and human resources. These costs amounted to $342,111 for the nine months ended April 30, 1999 and $252,061 for the year ended July 31, 1998 and are included in Selling, General & Administrative expenses.

     Certain costs of CMGI related to computer equipment, software licenses and maintenance fees, unrelated to the above, were allocated to CMGD and other wholly-owned subsidiaries of CMGI on a monthly basis. These costs amounted to $235,802 for the nine months ended April 30, 1999 and $385,919 for the year ended July 31, 1998 and are included in Cost of Sales.

     In cases where costs incurred by CMGI on behalf of CMGD cannot be specifically identified, the above allocations are based upon a percentage of the salaries of CMGI personnel serving these functions and allocated among CMGI's subsidiaries based upon an estimate of the percentage of time attributed to each of its subsidiaries. Management believes these allocations to be reasonable.

                             CMG DIRECT CORPORATION

     Cash Management

     All liabilities of CMGD are paid through a zero-balance account funded by CMGI. All accounts receivable collections are made to a CMGD lockbox and swept into a CMGI account. Off-sets to these transactions were recorded to the intercompany account.

     Health and Welfare Benefits

     All employees of CMGD are eligible to receive benefits under various Health and Welfare and Life Insurance Plans sponsored and self-insured by CMGI. CMGI allocates costs specifically attributable to employees of CMGD on a monthly basis. These costs amounted to $250,162 for the nine months ended April 30, 1999 and $352,350 for the year ended July 31, 1998 and is allocated between Cost of Sales and Selling, General & Administrative expenses on the Statement of Operations based on the employees' department.

     CMGI Stock Option Plan

     Prior to August 1, 1997, certain employees of CMGD were granted nonqualified options to purchase shares of CMGI stock under the CMGI Stock Option Plan. In connection with the exercise of these options and subsequent sale, the employer portion of applicable payroll taxes was made by CMGD on behalf of CMGI. During the nine months ended April 30, 1999 and the year ended July 31, 1998, approximately $138,050 and $57,700 related to these taxes is included in Selling, General & Administrative expenses or Cost of Sales based on the department of the recipient.

     Taxes

     CMGD's taxable income, if any, is included in consolidated income tax returns of CMGI for all jurisdictions. Pursuant to a Stock Purchase Agreement (the "Agreement") (see Note 7) between CMGI, Inc. and Marketing Services Group, Inc. ("MSGI") CMGI has agreed to indemnify MSGI for any income tax liabilities arising prior to May 13, 1999.



3. Summary of Significant Accounting Policies:

     Use of Estimates

     The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to the collectibility of accounts receivable and certain allocations from CMGI. Actual results could differ from these estimates.

     Concentration of Credit Risk

     The Company's financial instruments that are most exposed to concentration of credit risk consist primarily of accounts receivable. The Company performs ongoing evaluations of its customers' financial condition and generally does not require collateral on accounts receivable. The Company maintains allowances for credit losses and such losses have been within management's expectations.

     Revenue Recognition

     Revenues are recognized as earned as list orders are fulfilled.

     Fixed Assets

     Fixed assets, comprised of computer equipment, office furniture and fixtures, office machinery and equipment, and leasehold improvements, are recorded at cost. Depreciation is provided on the straight-line method over the estimated useful lives of the respective assets. The Company considers all assets to have an estimated useful life of five years. Leasehold improvements are amortized over the shorter of their estimated lives or the term of the lease. The cost of betterments is capitalized, and repairs and maintenance are charged to operations in the periods incurred.

     Intangible Assets:

     The cost of intangible assets acquired, including a proprietary college database, along with goodwill, is amortized using the straight-line method over twenty years. Amortization expense for the nine-months ended April 30, 1999 and the year ended July 31, 1998 was $36,387 and $48,516,
     respectively.   Accumulated amortization as of April 30, 1999 was $549,675.

     Organization Costs:

     In 1994, certain costs of development of an educational database were capitalized and are being amortized using the straight-line method over five years. Amortization expense for the nine-months ended April 30, 1999 and the year ended December 31, 1998 was $109,935 and $146,580, respectively. Accumulated amortization as of April 30, 1999 was $549,675.

     Impairment of Long-Lived Assets:

     Long-lived assets and identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset, a loss is recognized for the difference between the fair value and carrying value of the asset.

     Research and Development

     During the nine-months ended April 30, 1999, CMGD began the development of a software product to provide customers with certain services on the
     Internet.   All  costs  in  the  software  development  process  which  are classified as research and development are expensed as incurred until technological feasibility has been established, at which time such costs are capitalized until the software is generally available in conformance with SFAS 86 "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed". The establishment of technological feasibility of the Company's product and the general availability of such software have substantially coincided. As a result, software development costs that qualify for capitalization have been insignificant and therefore, the Company has not capitalized any software development costs.

     Employee stock-based compensation:

     The accompanying financial position and results of operations for the Company have been prepared in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees" (APB No. 25"). Under APB No. 25, generally, no compensation expense is recognized in the financial statements in connection with the awarding of stock option grants to employees provided that, as of the grant date, all terms associated with the award are fixed and the fair value of the Company's stock, as of the grant date, is equal to or less than the amount an employee must pay to acquire the stock as defined.

     Disclosures required by Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"), including pro forma operating results had the Company prepared its financial statements in accordance with the fair-value-based method of accounting for stock-based compensation, have been included in Note 7.

     Recent Accounting Pronouncements

     In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income" ("SFAS 130"). SFAS 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general purpose financial statements. SFAS 130 is effective for fiscal years beginning after December 15, 1997. Adoption of SFAS 130 for the nine-months ended April 30, 1999 did not have an impact on the Company's financial statements as the Company has no other components of comprehensive income.

     In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"). SFAS 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers. SFAS 131 is effective for fiscal years beginning after December 15, 1997. Adoption of SFAS 131 for the nine-months ended April 30, 1999 did not have an impact on the Company's financial position, results of operations or cash flows as the Company operated in a single segment.

     In March 1998, the the Accounting Standards Executive Committee ("AcSEC") issued Statement of Position ("SOP") 98-1 "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" (SOP 98-1). SOP 98-1 provides guidance on accounting for the costs of computer software developed or obtained for internal use. The pronouncement identifies the characteristics of internal use software and provides guidance on new cost recognition principles. SOP 98-1 is required to be implemented for years beginning after December 15, 1998. Management does not believe that implementation of this pronouncement will have a material impact on the Company's financial position, results of operations or cash flows.

     In April 1998, AcSEC issued SOP 98-5 "Reporting on the Costs of Start-Up Activities". SOP 98-5 provides guidance on the financial reporting of start-up costs and organization costs. It requires costs of start-up activities and organization costs to be expensed as incurred. SOP 98-5 is required to be implemented for years beginning after December 15, 1998. Management believes that the implementation of SOP 98-5 will result in a one-time charge of approximately $146,500 on the date of adoption which will be reported as a cumulative effect of a change in accounting principle.



4. Fixed Assets:

     The major classifications of fixed assets as of April 30, 1999 and July 31, 1998 are summarized below:

                                                      1999               1998
                                                      ----               ----
     Computer hardware and software               $  2,206,259     $  2,155,190
     Office furniture and fixtures                   1,451,235        1,439,995
     Leasehold improvements                            101,822          101,822
                                                  ------------     ------------
                                                     3,759,316        3,697,007
     Less, accumulated depreciation and
       amortization                                 (3,317,666)      (3,126,523)
                                                  ------------     ------------

                                                 $      441,650    $    570,484
                                                 ==============    ============



     Depreciation and amortization for the nine months ended April 30, 1999 and the year ended July 31, 1998 totaled $337,464 and $484,877, respectively.

5. Commitments and Contingencies:

     The Company leases its office space and computer and office equipment under sub-leasing arrangements with CMGI.

     Minimum future rental payments under noncancelable operating leases are as follows:

     May 1 - July 31, 1999              $      193,532
     August 1 - July 31, 2000                  362,123
     August 1 - July 31, 2001                  310,467
     August 1 - July 31, 2002                  272,971
                                          ------------
                                        $    1,139,093
                                        ==============


     Rental expense and certain direct operating expenses for the nine months ended April 30, 1999 and year ended July 31, 1998 was 233,347 and 291,598, respectively.



6. CMGD 1997 Equity Incentive Plan

     The 1997 Equity Incentive Plan (the "Plan") was created to attract and retain key employees of the Company and to provide an incentive for them to achieve long-range performance goals and participate in the long-term growth of the Company. The Plan provides for the issuance of non-qualified options to purchase up to 2,000,000 shares of Common Stock. The Plan also gives the Administering Committee (a committee composed of not less than three members of CMGD's Board of Directors) the right to grant Stock
     Appreciation Rights ("SARs"), in tandem with an option or alone and unrelated to an option, and shares of restricted stock. Options shall be exercisable subject to such terms and conditions as the Administering Committee may specify. Vesting is over a four-year period with 25% vesting after one year and 1/36th vested for each month thereafter. All options have been granted to employees and had an exercise price equal to the fair market value of the shares at the date of the grants, as determined by the Administering Committee. No SARs or restricted stock have been granted under the Plan.

The following represents the activity on the CMGD 1997 Equity Incentive Plan:


                                                               Weighted
                                                               Average
                                              Options         Price Per
                                                                 Unit
                                           --------------   --------------

     Outstanding August 1, 1997                   531,000   $         0.60
     Granted                                      149,000             0.60
     Exercised                                        ---
     Forfeited                                    (38,000)            0.60
                                           --------------   --------------

     Outstanding August 1, 1998                   642,000             0.60
     Granted                                        2,800             1.00
     Exercised                                        ---
     Forfeited                                    (10,900)            0.61
                                           --------------   --------------

     Outstanding April 30, 1999                   633,900   $         0.60
                                           ==============   ==============

     The Company accounts for its equity-based compensation in accordance with Accounting Principles Board Opinion No. 25 and its related Interpretations.

     Had the Company's equity-based employee compensation been determined by the fair-value based method of SFAS 123, "Accounting for Stock-Based Compensation," the Company's net loss on a pro-forma basis for the nine months ended April 30, 1999 and the year ended July 31, 1998 would have been $ 978,139 and $430,002, respectively.

     Under the minimum value method, the weighted average fair value of options issued was approximately $0.05 per option, based on a risk free interest rate of 5% and an expected life of 7 years.


7. Subsequent Events:

     Effective May 13, 1999 and pursuant to a Stock Purchase Agreement (the "Agreement") between CMGI, Inc. and Marketing Services Group, Inc. ("MSGI"), all of the issued and outstanding capital stock (the "Shares") of CMG Direct Corporation was acquired by MSGI. In consideration of the purchase of the Shares and other transactions in the Agreement, MSGI will pay to the seller $14 million in cash and 2,321,084 shares of $0.01 par common stock.

     In connection with the sale, all nonvested stock options granted under the CMGD 1997 Equity Incentive Plan were cancelled. All vested options held immediately prior to the close of the sale were redeemed by CMGI for $2.74 per option less the exercise price.

                         MARKETING SERVICES GROUP, INC.,
                             CMG DIRECT CORPORATION



                    UNAUDITED PRO FORMA FINANCIAL INFORMATION


The unaudited pro forma condensed balance sheet as of March 31, 1999 is presented as if the acquisition of CMG Direct Corporation ("CMGD") had occurred on March 31, 1999. The unaudited pro forma condensed statement of operations are presented as if the CMGD acquisition occurred on July 1 of each period presented. They also include the unaudited historical statement of operations of Media Marketplace, Inc. and Media Marketplace Media Division, Inc. (collectively "MMI") for the five months ended November 30, 1997 as well as the unaudited historical statement of operations of Stevens-Knox and Associates, Inc., Stevens-Knox List Brokerage, Inc., and Stevens-Knox International, Inc. (collectively "SK&A") for the six months ended December 31, 1998. MMI was acquired by the Company effective December 1, 1997. SK&A was acquired by the Company effective January 1, 1999. The acquisitions of MMI and SK&A were accounted for using the purchase method of accounting and, accordingly, the operating results of MMI and SK&A were included in the consolidated results of operations of MSGI from the date of acquisition. Pro forma adjustments for each such pro forma financial statements are described in the accompanying notes.

The unaudited pro forma financial statements should be read in conjunction with the respective historical consolidated financial statements and related notes of MSGI which have been previously filed with the Commission and the historical financial statements and related notes of CMGD included elsewhere in this Current Report on Form 8-K/A.

The following unaudited pro forma condensed financial information is not necessarily indicative of the actual results of operations that would have been reported if the events described above had occurred as of the beginning of the periods described above, nor does such information purport to indicate the results of the Company's future operations. In the opinion of management, all adjustments necessary to present fairly such pro forma financial information have been made.

PRO FORMA CONDENSED BALANCE SHEET
AS OF MARCH 31, 1999
(Unaudited)


                                                Historical
                                      ---------------------------
                                       Marketing                                   Pro forma
                                       Services         CMG Diret         -------------------------
                                      Group, Inc.      Corporation        Adjustments       Total
                                      -----------      -----------        -----------      --------

Assets
------
Current assets:
  Cash and cash equivalents         $  1,233,037        $  1,944          1,789,739 (A)   $ 3,024,720
  Accounts receivable, net            23,825,077       2,279,063                           26,104,140
  Note receivable                        500,000               -                              500,000
  Other current assets                   898,049         201,613            463,354 (B)     1,563,016
                                         -------         -------                            ---------
   Total current assets               26,456,163       2,482,620                           31,191,876

Property and equipment at cost, net    1,108,412         441,650                            1,550,062
Intangible assets at cost, net        30,609,233         527,170         31,648,562 (C)    62,784,965
Note receivable                          760,000               -                              760,000
Other assets                           1,453,496           6,433         (1,000,000)(D)       459,929
                                       ---------         -------                           ----------

   Total assets                     $ 60,387,304     $ 3,457,873                         $ 96,746,832
                                      ==========       =========                           ==========

Liabilities and Stockholders' Equity
Current liabilities:
  Short-term borrowings              $ 4,548,553       $       -         10,000,000 (E)    14,548,553
  Trade accounts payable              22,610,350         702,508                           23,312,858
  Accrued expenses and other
    current liabilities                2,773,474       1,946,697           (216,264)(F)     4,503,907
  Due to CMGI, Inc                             -       2,379,902         (2,379,902)(F)             -
  Current portion of
    long-term obligations                477,017               -                              477,017
                                         -------       ---------                            ---------

   Total current liabilities          30,409,394       5,029,107                           42,842,335

Long-term obligations                  1,519,464               -                            1,519,464
Other liabilities                        587,099               -                              587,099
                                       ---------       ---------                           ----------


   Total liabilities                  32,515,957       5,029,107                           44,948,898
                                      ----------       ---------                           ----------

Redeemable convertible preferred stock,
     $.01 par value; 150,000 shares
     authorized; 50,000 shares of
     Series D convertible preferred
     stock issued and outstanding    15,987,198               -                            15,987,198
                                     ----------        --------                           -----------

Stockholders' equity:
  Common Stock                          135,912          90,000             (50,570)(G)       175,342
  Additional paid-in capital         29,204,340               -          23,887,157 (G)    53,091,497
  Accumulated deficit               (16,062,393)     (1,661,234)          1,661,234 (H)   (16,062,393)
  Less: common stock in treasury,
   at cost                           (1,393,710)              -                            (1,393,710)
                                     ----------      ----------                             ----------

   Total stockholders' equity        11,884,149      (1,571,234)                           35,810,736
                                     ----------     -----------                            ----------
   Total liabilities and
     stockholders' equity          $ 60,387,304    $  3,457,873                          $ 96,746,832
                                   ============    ============                          ============


See accompanying notes to unaudited pro forma financial statements.

PRO FORMA CONDENSED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED MARCH  31, 1999
(Unaudited)


                                                         Historical
                                  ------------------------------------------------------
                                                      Stevens-Knox &
                                                   Associates, Stevens-
                                   Marketing       Knox List Brokerage,                                 Pro Forma
                                   Services         and Stevens-Knox         CMG Direct           -----------------------
                                  Group, Inc.        International          Corporation *        Adjustments      Total
                                  -----------        -------------          -------------        -----------      -----

Revenues                         $ 56,356,724         $ 18,411,571          $  8,263,504                         $83,031,799
                                   ----------           ----------             ---------                         -----------

Salaries and benefits              18,359,995            1,958,964             3,776,141            120,950 (I)   24,216,050
Non cash compensation                       -                    -                     -            683,760 (J)      683,760
Direct costs                       35,815,236           15,402,731             3,386,602           (202,441)(K)   54,402,128
Selling, general and
 administrative                     4,485,344              812,089             1,801,949           (391,647)(L)    6,617,735
Research and development                    -                    -               205,976                             205,976
Depreciation and amortization       1,405,062               35,264               337,464            914,775 (M)    2,692,565
                                    ---------            ---------             ---------                          ----------
Total operating costs
  and expenses                     60,065,637           18,209,048             9,508,132                          88,818,214
                                   ----------           ----------             ---------                          ----------

Income (loss) from operations      (3,708,913)             202,523            (1,244,628)                         (5,786,415)

Other income (expense)               (128,880)             (66,282)                    -           (984,950)(N)   (1,180,112)
                                   ----------           ----------             ---------                          ----------

Income (loss) before income taxes  (3,837,793)             132,241            (1,244,628)                         (6,966,527)

Income tax (provision) benefit         58,473             (13,994)                     -                              44,479
                                       ------           ----------            ----------                              ------

Net income (loss)               $ (3,779,320)           $ 122,247           $ (1,244,628)                       $ (6,922,048)
                                  ==========              =======            ===========                          ==========

Net income (loss) attributabl
  to common stockholders        $ (5,399,217)                                                                  $  (8,541,945)
                                   ==========                                                                     ===========

Net loss per common share -
   basic and diluted            $   (0.42)                                                                        $  (0.51)
                                    =====                                                                            ======

Weighted average common shares
   outstanding                   12,914,756                                                       3,942,966 (P)   16,857,722
                                 ==========                                                                       ==========



* Certain balances have been reclassified to conform with MSGI presentation.


See accompanying notes to unaudited pro forma financial statements.

PRO FORMA CONDENSED STATEMENTS OF OPERATIONS
FOR THE FISCAL YEAR ENDED JUNE 30, 1998
(Unaudited)


                                                        Historical
                            -----------------------------------------------------------------------
                                                                Stevens-Knox and
                                                              Associates, Stevens-
                            Marketing       Media-Market      Knox List Brokerage,                                Pro Forma
                            Services      Place, Inc. and       and Stevens-Knox       CMG Direct        --------------------------
                           Group, Inc.     Media Division         International       Corporation*     Adjustments         Total
                           -----------     --------------         -------------       ------------     -----------         -----
Revenues                   $51,174,063        $13,782,459           $33,585,281         $11,501,126                    $110,042,929
                           -----------        -----------           -----------         -----------                    ------------

Salaries and benefits       19,255,348            818,063             3,537,607           4,398,759        88,488 (I)    28,098,265
Non cash compensation                                                                                     786,555 (J)       786,555
Direct costs                26,771,611         12,148,472            27,968,561           5,058,782      (341,436)(K)    71,605,990
Selling, general and
  administrative             4,240,805            735,620             1,866,629           1,956,992      (198,943)(L)     8,601,103
Depreciation and
  amortization               1,486,106             42,664                54,704             484,877     1,354,017 (M)     3,422,368
                             ---------             ------                ------             -------                     -----------

Total operating costs
  and expenses              51,753,870         13,744,819            33,427,501          11,899,410                     112,514,281
                            ----------         ----------            ----------          ----------                     -----------

Income (loss) from
  operations                 (579,807)             37,640               157,780            (398,284)                     (2,471,352)

Other income (expense)       (185,967)             43,382               (33,511)            (18,322)    (1,435,250)(N)   (1,629,668)
                             --------              ------               -------            --------                      -----------

Income (loss) before
  income taxes               (765,774)             81,022               124,269            (416,606)                     (4,101,020)

Income tax provision          (14,704)                  -               (37,095)                  -                         (51,799)
                             --------             -------               -------            --------                       ----------

Net income (loss)         $  (780,478)         $   81,022            $   87,174         $  (416,606)                   $ (4,152,819)
                          ===========          ==========            ==========         ============                   =============

Net loss attributable to
  common stockholders     $(4,724,480)                                                                  (3,432,252)(O)  $(4,664,569)
                           ===========                                                                                   ===========

Basic and diluted loss
  per share                $  (0.37)                                                                                      $  (0.28)
                              ======                                                                                         ======

Weighted average common
  shares outstanding       12,892,323                                                                     4,054,077(P)   16,946,400
                           ==========                                                                                    ==========


* Certain balances have been reclassified to conform with MSGI presentation.

See accompanying notes to unaudited pro forma financial statements.

                     NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS


(A) Represents cash paid for the acquisition offset by proceeds received from the April exercises of stock options and warrants. $3,000,000 of the proceeds of the stock option exercises were used to fund a portion of the CMG Direct acquisition. Excess cash was used to fund working capital for the months subsequent to the balance sheet date.

(B)  Reflects   amount  owed  by  CMGI,  Inc.  for  the  final  working  capital adjustment.

(C) The cost of the acquisition was estimated to be allocated to the assets acquired and liabilities assumed, based on their estimated fair value, as follows:

                  Working Capital         $ 583,282
                  Property and Equipment    441,650
                  Intangible Assets      31,648,562
                                       ------------
                                       $ 32,673,494
                                       ============

      The Company is in the process of further determining the allocation of the purchase price.

(D) Reflects deposit made by the Company prior to March 31, 1999 to purchase CMG Direct.

(E)  Represents amount borrowed for acquisition payments.

(F) Represents the elimination of intercompany accounts with CMGI not purchased in the acquisition.

(G) Represents issuance of stock in connection with the CMG Direct acquisition as well as stock issued for the exercise of stock options and warrants off set by elimination of CMG Direct equity in consolidation.

(H) Reflects elimination of CMG Direct's accumulated deficit incurred prior to the acquisition

(I) Reflects an increase in CMG Direct's officer's salary offset by a reduction in SK&A officers' salaries to consider post acquisition contractual amounts payable.

(J) Reflects charge due to stock options granted in connection with an executive employment agreement.

(K) Represents intercompany allocations for expenses which would not have been incurred by CMGD on a stand alone basis.

(L) Reflects intercompany allocations for expenses which would not have been incurred by CMG Direct on a stand alone basis as well as legal costs incurred associated with the buyback of SK&A common stock.

(M) Amortization of goodwill acquired in the acquisitions of CMG Direct and SK&A over the estimated useful life of 25 and 30 years, respectively.

(N) Reflects interest expense on the amounts borrowed for the CMG Direct and SK&A acquisitions.


(O) Net loss attributable to common stockholders has been adjusted to reflect recurring preferred dividends which are being incurred on MSGI's $15,000,000 financing transaction with General Electric Capital Corporation as described more fully in the Company's Report on Form 10-KSB for the fiscal year ended June 30, 1998. The preferred dividends are cumulative and accrue at the rate of 6% per annum. Preferred dividends are also being recognized for periodic accretions of a discount to reflect an allocation of $1,362,000 of the proceeds to the estimated value of potentially issuable warrants. A preferred dividend of $3,214,400 to reflect a non-cash beneficial conversion feature in the financing transaction was included in the historical MSGI financial statements for the fiscal year ended June 30, 1997. It has been excluded in the accompanying pro forma condensed statements of operations as it is non-recurring.

(P) Reflects additional shares issued for the acquisition of CMG Direct as well as shares issued for the exercise of stock options and warrants.